Exhibit 99.1

Asure Announces First Quarter 2022 Financial Results

AUSTIN, TX – May 9, 2022 – Asure Software, Inc. (Nasdaq: ASUR), a leading provider of cloud-based Human Capital Management (“HCM”) software solutions, reported results for the three months ended March 31, 2022.

“I am very pleased with the way our business performed in the first quarter as we delivered solid execution of our 2022 business plan,” said Chairman and CEO, Pat Goepel. “In the quarter, we continued to build sales and operating momentum, and we showed meaningful progress in key business areas. These achievements enabled us to deliver 23% annual growth in revenues and 18% annual growth in non-GAAP EBITDA in the first quarter.”

“This year is proving very productive for us and we have already delivered numerous meaningful achievements. These include launching of several innovative initiatives, such as our Integration Marketplace, made possible with updates to our technology and execution of an API-first development strategy. This shift opens the gate to new strategic partnerships and high-margin revenue streams. which we expect will benefit our customers, their employees and our stakeholders. Our achievements also include successful integration of the two large acquisitions made in late 2021, investment in direct sales and marketing that is producing enhanced levels of cross selling activity and advancements in our internal processes and workflows that we expect to drive higher operating margins. In a labor environment characterized by accelerating change and complexity, we have a clear vision and plan to lead our customers confidently into the future.”

First Quarter 2022 Key Highlights

•Revenue of $24.3 million, up 23% year-over-year
•Non-GAAP EBITDA of $4.0 million, up 18% year-over-year
•Non-GAAP net income of $2.2 million, consistent with prior year’s quarter
•Total bookings were up 43% year-over-year

(unaudited)	Three Months Ended
in thousands, except per share data	March 31, 2022	March 31, 2021	Variance
REVENUE
GAAP Revenue	$24,333	$19,802	23%

GROSS PROFIT
GAAP Gross Profit	$15,464	$12,492	24%
GAAP Gross Margin	64%	63%	n/a
Non-GAAP Gross Profit	$16,700	$13,656	22%
Non-GAAP Gross Margin	69%	69%	n/a

EARNINGS
GAAP Net loss	$(3,017)	$(1,598)	(89)%
GAAP Net loss per share	$(0.15)	$(0.08)	(88)%
Non-GAAP Net income	$2,193	$2,242	(2)%
Non-GAAP Net income per share	$0.11	$0.12	(8)%

EBITDA
EBITDA	$2,585	$2,594	0%
EBITDA Margin	11%	13%	n/a
Non-GAAP EBITDA	$4,036	$3,422	18%
Non-GAAP EBITDA Margin	17%	17%	n/a
•NM indicates Not Meaningful Information
•Non-GAAP financial measures are reconciled to GAAP in the tables set forth in this release
•Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period

Financial Commentary

“Asure generated strong financial results with revenues growing 23% and non-GAAP EBITDA growing 18% relative to prior year”, said CFO John Pence. “Furthermore, non-GAAP Gross Margin of 69% in the first quarter continued to show strength supported by our increased scale and efficiency gains. Over the past two years we have improved non-GAAP Gross Margin by almost 500 basis points. Non-GAAP EBITDA margin remained strong at 17% even though prior year results featured temporary reductions in our employees’ benefits in response to the impact of Covid-19 on our business.

“We have raised the low end of our revenue guidance as our visibility improves and we successfully execute against our business objectives. Our new range for 2022 revenues is $88 - $90 million and is supported by encouraging trends within several parts of the business. We expect an accelerated level of investment in our product and Integration Marketplace in the second half of 2022 and 2023 as we execute key initiatives that we expect will lead to enhanced levels of revenue growth. We believe our efforts in the quarter represent a solid step forward in executing our strategy and delivering on our business plan.”

Asure Launches New Integration Marketplace: Automates Routine Tasks for Small and Mid-Sized Clients and Expands Reach Into HCM Ecosystem

Asure’s new Integration Marketplace launched today with prebuilt integrations to more than 125 vendors that provide complementary HCM services in Payroll & Tax, Time & Attendance, Retirement, and Worker’s Compensation. More than half of these integrations have been built in the last quarter with plans to continually add strategic partners and public APIs for developers to further extend our HCM ecosystem.

This initiative is made possible with updates to our technology and execution of an ‘API-first’ development strategy. “The infrastructure work we did in 2021 around APIs has set us up to take advantage of new sales channels and really capitalize on some large strategic partnerships that will drive high margin revenue,” said Pat Goepel, Chairman, and CEO. “Most importantly, these integrations save time, eliminate errors, and reduce the cost of ownership for clients who manage multiple HCM vendors in their employment lifecycle.”

One of the marketplace’s featured integrations is with Equifax and their employment verification product, The Work Number. This partnership will free Asure’s clients from the burden of manually verifying loan or benefits applications while employees may receive decisions faster without being asked to manually provide sensitive income & employment materials to third-party verifiers. “The Equifax partnership is a win-win-win for our clients, their employees, and our shareholders” added Goepel.

Asure’s Payroll Fintech Powers New Treasury System to Deliver Added Value to Business Customers

Asure Software, Inc. announced in January 2022 the launch of an advanced Treasury Management System expected to bring world-class automation to its preparation and reconciliation of business customers’ daily cash position.

“Automating the ins and outs of money movement and the reconciliation of payroll funds in our new Treasury System sets us up to take advantage of the fintech megatrends shaping the future of payroll like same-day-pay, alternate currencies, and an Asure Wallet,” said Pat Goepel, Chairman, and CEO of Asure. “We also now have more transparency into our business than ever before which allows us to make more strategic investment decisions with client funds.”

Asure’s Treasury System provides real-time visibility into the Treasury function with an array of stakeholder dashboards. This new enterprise software creates a single interface that captures money movement from multiple platforms and provides instant visibility for File Transmissions, Returns, and Reconciliations that all sync with General Ledger, Balance Sheet, and Dashboards through APIs.

Asure Accelerates Operating Scale with Advanced Robotic Process Automation (RPA) That Improves Customer Satisfaction, Speed, and Efficiency of Payroll Operations

Asure Software, Inc. announced in March 2022 its new integrations with Automation™ Anywhere and Workato® to maximize the speed, efficiency, and customer experience with automated processes.

These leading automation platforms provide Robotic Process Automation (RPA) capabilities that we expect to accelerate Asure’s HCM platform integration, streamline workflows, and further automate the end-to-end processes of Asure’s Payroll, HR, Tax Management, and money-movement services.

We expect the integration with Automation™ Anywhere allows RPA software bots to scale our resources, increase speed and accuracy, improve the customer experience, and ensure compliance and auditability. Asure is first building these bots to improve internal effectiveness and expects to soon offer a “Bot Library” to help its resellers take advantage of all these automation benefits.

The integration with Workato takes RPA to another level by providing advanced API integrations and workflows that enable more backend power to Asure’s automation strategy. These tools speed the onboarding process and make for a better customer experience due to seamless integration with front-end and back-end platforms.

“Automating processes in Payroll, HR, Tax, and money-movement is dramatically improving our productivity and our customer’s experience all at the same time,” said, Pat Goepel, Chairman, and CEO of Asure. “The real beauty of automation isn’t so much the time it saves but rather the possibilities it creates. Automating routine tasks, allows us to re-deploy our workforce on the more proactive, client-facing work that we believe makes a huge impact on our client’s ability to stay compliant and grow their business,” added Goepel.

Guidance

We are providing the following guidance for the remainder of 2022. This outlook is offered with the backdrop of a stabilizing but still challenging environment to predict future economic results given fluctuations in employment trends, COVID-19 and the other political and economic challenges of today and considers the impact of recent acquisitions.

Guidance Range	Q2-22	Q3-22	Q4-22	2022
Revenue	$20.0M - 20.5M	$21.0M - 21.5M	$23.0M - 23.5M	$88.0M - 90.0M
Non-GAAP EBITDA	$0.25M - 0.75M	$1.25M - 1.75M	$3.0M - 3.5M	$8.5M - 10.0M
Non-GAAP EPS	$(0.10) - (0.07)	$(0.05) - (0.02)	$(0.01) - 0.01	$(0.05) - 0.02

Conference Call Details

Asure management will host a conference call Monday, May 9, 2022 at 4:30pm Eastern / 3:30pm Central. Asure Chairman and CEO Pat Goepel and CFO John Pence will participate in the conference call followed by a question-and-answer session. The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website. Analysts may participate on the conference call by dialing (877) 853-5636 (U.S.) or (631) 291-4544 (outside the U.S.). The conference ID is 4658193.

About Asure Software, Inc.

Asure (Nasdaq: ASUR) is a leading provider of HCM software solutions. We help small and mid-sized companies grow by assisting them in building better teams with skills to stay compliant with ever-changing federal, state, and local tax jurisdictions and labor laws, and better allocate cash so they can spend their financial capital on growing their business rather than back-office overhead expenses. Asure’s Human Capital Management suite, named Asure HCM, includes cloud-based Payroll, Tax Services, and Time & Attendance software as well as HR services ranging from HR projects to completely outsourcing payroll and HR staff. We also offer these products and services through our network of reseller partners. Visit us at asuresoftware.com.

Non-GAAP Financial Measures

This press release includes information about Non-GAAP Net Income (Loss), Non-GAAP Net Income (Loss) per share, Non-GAAP tax rates, Non-GAAP gross profit, EBITDA, EBITDA margin, Non-GAAP EBITDA, and Non-GAAP EBITDA margin (collectively the “Non-GAAP financial measures”). These Non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s Consolidated Financial Statements prepared in accordance with GAAP. Non-GAAP financial measures are reconciled to GAAP in the tables set forth in this release.

EBITDA differs from GAAP Net Income (Loss) in that it excludes items such as interest, tax, depreciation, and amortization. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Non-GAAP EBITDA differs from EBITDA in that it excludes share-based compensation, and one-time expenses. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Non-GAAP Net Income (Loss) per share differs from GAAP Net Income (Loss) per share in that it assumes a 0% Non-GAAP tax rate, uses diluted share counts, and excludes items such as amortization, share-based compensation, and one-time expenses.

Non-GAAP gross profit differs from GAAP gross profit in that it excludes amortization, share-based compensation, and one-time items.

All Non-GAAP measures presented as “margin” are computed by dividing the applicable Non-GAAP financial measure by total revenue.

Management uses both GAAP and Non-GAAP measures when planning, monitoring, and evaluating the Company’s performance.

The primary purpose of using Non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does.

Management believes that supplementing GAAP disclosure with Non-GAAP disclosure provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further, to the extent that other companies use similar methods in calculating Non-GAAP measures, the provision of supplemental Non-GAAP information can allow for a comparison of the Company’s relative performance against other companies that also report Non-GAAP operating results.

Specifically, management is excluding the following items from its Non-GAAP earnings per share, as applicable, for the periods presented in the first quarter 2022 financial statements:

Share-Based Compensation Expenses. The Company’s compensation strategy includes the use of share-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, share-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Amortization of Purchased Intangibles. The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Income Tax Effects and Adjustments. Beginning in first quarter 2018, the Company started using a fixed projected Non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and non-cash tax effects of acquired goodwill and amortization, since each of these can vary in size and frequency. This tax rate could be subject to change for a variety of reasons, such as significant changes in the acquisition activity or fundamental tax law changes in major jurisdictions where the Company operates. The Company re-evaluates this tax rate on an annual basis or when any significant events that may materially affect this rate occur. The Non-GAAP tax rate is currently projected to be approximately zero (0.0) percent.

Amortization of Capitalized Internal-Use Software, Acquisition-Related, and One-Time Expenses. The Company’s Non-GAAP financial measures exclude amortization of internal-use capitalized software costs and acquisition-related expenses as well as one-time expenses, such as material tax credits, material interest-expense credits, severance, recruitment, proforma adjustments of the impact of post-sale HCM restructuring, and relocation.

Use of Forward-Looking Statements

This press release contains forward-looking statements about our financial results, which may include expected GAAP and Non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, share-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions, over many of which the Company has no control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include—but are not limited to—risks associated with possible fluctuations in the Company’s financial and operating results; the Company’s rate of growth and anticipated revenue run rate, including impact of the current environment, the spread of major epidemics (including COVID-19) and other related uncertainties such as government-imposed travel restrictions, interruptions to supply chains and extended shut down of businesses, political unrest, including the current issues between Russia and Ukraine, reductions in employment and an increase in business failures, specifically among our clients, the Company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the Company’s services or the Company’s Web hosting; breaches of the Company’s security measures; domestic regulatory developments, including changes to or applicability to our business of privacy and data securities laws, money transmitter laws and anti-money laundering laws; the financial and other impact of any previous and future acquisitions; the nature of the Company’s business model, including risks related to government contracts; the Company’s ability to continue to release, gain customer acceptance of and provide support for new and improved versions of the Company’s services; successful customer deployment and utilization of the Company’s existing and future services; changes in the Company’s sales cycle; competition; various financial aspects of the Company’s subscription model; unexpected increases in attrition or decreases in new business; the Company’s ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the Company operates; the Company’s ability to hire, retain and motivate employees and manage the Company’s growth; changes in the Company’s customer base; technological developments; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; unanticipated changes in the Company’s effective tax rate; regulatory pressures on economic relief enacted as a result of the COVID-19 pandemic that change or cause different interpretations with respect to eligibility for such programs; factors affecting the Company’s term loan; fluctuations in the number of Company shares outstanding and the price of such shares; interest rates; collection of receivables; factors affecting the Company’s deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the Company’s real estate and office facilities space; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards. Further information on these and other factors that could affect the Company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K, and in other filings we make with the SEC from time to time. These documents are available on the SEC Filings section of the Investor Information section of the Company’s website at investor.asuresoftware.com. Asure Software assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

The forward-looking statements, including the financial guidance and 2022 outlook, contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

© 2022 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2022	December 31, 2021
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$12,054	$13,427
Accounts receivable, net	6,608	5,308
Inventory	286	246
Prepaid expenses and other current assets	10,635	13,475
Total current assets before funds held for clients	29,583	32,456
Funds held for clients	238,679	217,376
Total current assets	268,262	249,832
Property and equipment, net	8,664	8,945
Goodwill	86,011	86,011
Intangible assets, net	77,205	78,573
Operating lease assets, net	5,315	5,748
Other assets, net	4,406	4,136
Total assets	$449,863	$433,245
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable	$1,773	$1,907
Accounts payable	1,619	565
Accrued compensation and benefits	2,720	3,568
Operating lease liabilities, current	1,380	1,551
Other accrued liabilities	2,967	2,436
Contingent purchase consideration	1,905	1,905
Deferred revenue	1,626	3,750
Total current liabilities before client fund obligations	13,990	15,682
Client fund obligations	238,440	217,144
Total current liabilities	252,430	232,826
Long-term liabilities:
Deferred revenue	23	36
Deferred tax liability	1,617	1,595
Notes payable, net of current portion	33,977	33,120
Operating lease liabilities, noncurrent	4,440	4,746
Contingent purchase consideration	2,424	2,424
Other liabilities	62	258
Total long-term liabilities	42,543	42,179
Total liabilities	294,973	275,005
Stockholders’ equity:
Preferred stock	—	—
Common stock	205	204
Treasury stock at cost	(5,017)	(5,017)
Additional paid-in capital	430,641	429,912
Accumulated deficit	(269,777)	(266,760)
Accumulated other comprehensive income	(1,162)	(99)
Total stockholders’ equity	154,890	158,240
Total liabilities and stockholders’ equity	$449,863	$433,245

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Recurring	$23,004	$19,242
Professional services, hardware and other	1,329	560
Total revenue	24,333	19,802
Cost of Sales	8,869	7,310
Gross profit	15,464	12,492
Operating expenses:
Sales and marketing	4,897	3,611
General and administrative	7,485	6,498
Research and development	1,821	1,124
Amortization of intangible assets	3,432	2,528
Total operating expenses	17,635	13,761
Loss from operations	(2,171)	(1,269)
Interest expense and other, net	(816)	(224)
Loss from operations before income taxes	(2,987)	(1,493)
Income tax expense	30	105
Net loss	(3,017)	(1,598)
Other comprehensive loss:
Unrealized loss on marketable securities	(1,063)	(139)
Comprehensive loss	$(4,080)	$(1,737)

Basic and diluted loss per share
Basic	$(0.15)	$(0.08)
Diluted	$(0.15)	$(0.08)
Weighted average basic and diluted shares
Basic	20,041	19,007
Diluted	20,041	19,007

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(3,017)	$(1,598)
Adjustments to reconcile loss to net cash provided by (used in) operations:
Depreciation and amortization	4,754	3,862
Amortization of operating lease assets	430	421
Amortization of debt financing costs and discount	164	30
Net amortization of premiums and accretion of discounts on available-for-sale securities	118	48
(Recovery of) provision for doubtful accounts	(48)	1
Provision for deferred income taxes	22	98
Net realized gains on sales of available-for-sale securities	(203)	(153)
Share-based compensation	729	626
Loss on disposals of long-term assets	1	—
Changes in operating assets and liabilities:
Accounts receivable	(1,252)	(947)
Inventory	(40)	46
Prepaid expenses and other assets	2,756	(43)
Operating lease assets	2	(324)
Accounts payable	1,072	(538)
Accrued expenses and other long-term obligations	(345)	9
Operating lease liabilities	(476)	(138)
Deferred revenue	(2,137)	(2,761)
Net cash provided by (used in) operating activities	2,530	(1,361)
Cash flows from investing activities:
Acquisition of intangible asset	(1,970)	—
Purchases of property and equipment	(55)	(48)
Software capitalization costs	(691)	(1,233)
Purchases of available-for-sale securities	(4,504)	—
Proceeds from sales and maturities of available-for-sale securities	501	1,926
Net cash (used in) provided by investing activities	(6,719)	645
Cash flows from financing activities:
Payments of notes payable	—	(2,186)
Net proceeds from issuance of common stock	—	108
Net change in client fund obligations	21,296	(66,337)
Net cash provided by (used in) financing activities	21,296	(68,415)
Net increase (decrease) in cash and cash equivalents	17,107	(69,131)
Cash, cash equivalents, and restricted cash equivalents, beginning of period	198,743	324,985
Cash, cash equivalents, and restricted cash equivalents, end of period	$215,850	$255,854

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Condensed Consolidated Balance Sheets
Cash, cash equivalents, and restricted cash	$12,054	$24,290
Restricted cash and restricted cash equivalents included in funds held for clients	203,796	231,564
Total cash, cash equivalents restricted cash, and restricted cash equivalents	$215,850	$255,854

Supplemental information:
Cash paid for interest	$684	$219
Cash (refunded) paid for income taxes	(14)	183

Non-cash investing and financing activities:
Contingent purchase consideration issued for acquisitions	—	—
Notes payable issued for acquisitions	411	—
Stock issuance for acquisitions	—	—

ASURE SOFTWARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(in thousands, except per share amounts)

	Q1-22	Q4-21	Q3-21	Q2-21	Q1-21	Q4-20	Q3-20	Q2-20

Total Revenue	$24,333	$21,113	$17,981	$17,168	$19,802	$16,430	$16,015	$14,115

GAAP to Non-GAAP Gross Profit
GAAP Gross Profit	$15,464	$13,259	$10,868	$9,945	$12,492	$9,806	$9,073	$8,107
GAAP Gross Margin	64%	63%	60%	58%	63%	60%	57%	57%

Share-based Compensation	83	46	45	38	23	24	33	21
Depreciation	857	685	710	973	762	703	787	537
Amortization - intangibles	296	354	379	379	379	379	397	397
One Time Product Royalties	—	—	—	—	—	—	—	67
Non-GAAP Gross Profit	$16,700	$14,344	$12,002	$11,335	$13,656	$10,912	$10,290	$9,129
Non-GAAP Gross Margin	69%	68%	67%	66%	69%	66%	64%	65%

GAAP Net (loss) income to Non-GAAP EBITDA
GAAP Net (loss) income	$(3,017)	$(4,301)	$5,328	$3,764	$(1,598)	$(5,841)	$(4,759)	$(3,944)
Interest Expense & Other, Net	816	1,061	530	223	224	279	408	164
Taxes based on a 0% tax rate	30	139	260	298	105	266	(325)	377
Depreciation	1,027	846	872	1,136	956	934	1,043	793
Amortization - intangibles	3,729	3,711	2,912	2,907	2,907	2,804	2,821	2,746
EBITDA	$2,585	$1,456	$9,902	$8,328	$2,594	$(1,558)	$(812)	$136
EBITDA Margin	11%	7%	55%	49%	13%	(9)%	(5)%	1%

Share-based Compensation	729	821	784	760	626	631	707	588
One Time Expenses	722	128	1,075	630	202	2,071	1,117	685
Employee Retention Tax Credit	—	—	(10,533)	—	—	—	—	—
PPP Loan Extinguishment Gain	—	—	—	(8,654)	—	—	—	—
Non-GAAP EBITDA	$4,036	$2,405	$1,228	$1,064	$3,422	$1,144	$1,012	$1,409
Non-GAAP EBITDA Margin	17%	11%	7%	6%	17%	7%	6%	10%

GAAP Net (loss) income to Non-GAAP Net income (loss)
GAAP Net (loss) income	$(3,017)	$(4,301)	$5,328	$3,764	$(1,598)	$(5,841)	$(4,759)	$(3,944)
Share Count	20,041	19,974	19,182	19,040	19,007	16,258	15,873	15,779
GAAP EPS	$(0.15)	$(0.22)	$0.28	$0.20	$(0.08)	$(0.36)	$(0.30)	$(0.25)

Share-based Compensation	729	821	784	760	626	631	707	588
Amortization - intangibles	3,729	3,711	2,912	2,907	2,907	2,804	2,821	2,746
One Time Expenses	722	128	1,075	854	202	2,071	1,117	685
Employee Retention Tax Credit	—	—	(10,533)	—	—	—	—	—
PPP Loan Extinguishment Gain	—	—	—	(8,654)	—	—	—	—
Taxes based on a 0% tax rate	30	139	260	298	105	266	(325)	377
Non-GAAP Net income (loss)	$2,193	$498	$(174)	$(71)	$2,242	$(69)	$(439)	$452
Share Count	20,201	20,133	19,182	19,040	19,200	16,258	15,873	15,899
Non-GAAP EPS	$0.11	$0.02	$(0.01)	$0.00	$0.12	$0.00	$(0.03)	$0.03

Investor Relations Contact
Randal Rudniski
Vice President, Investor Relations, Financial Planning & Analysis
512-859-3562
randal.rudniski@asuresoftware.com